CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-52409 on Form S-8 dated February 25, 1994, Registration Statement No. 33-57711 on Form S-3 dated February 14, 1995, as amended on Form S-3/A dated March 3, 1995 and March 14, 1996, Registration Statement No. 333-59013 on Form S-8 dated July 14, 1998, Registration Statement No. 333-38808 on Form S-8 dated June 8, 2000, Registration Statement No. 333-133453 on Form S-8 dated April 21, 2006, Registration Statement No. 333-137320 on Form S-3D dated September 14, 2006, and Registration Statement No. 333-140352 on Form S-8 dated January 31, 2007, of our reports dated December 10, 2007, relating to the consolidated financial statements and consolidated financial statement schedule of New Jersey Resources Corporation (which report expresses an unqualified opinion and includes three explanatory paragraphs relating to the adoption of Financial Accounting Standard No. 158, Employers’ Accounting for Defined Benefit Pension and Other Post Employment Plans, and Financial Accounting Standards Board Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations, and relating to the restatement of the 2006 and 2005 consolidated financial statements), and relating to management’s report on the effectiveness of internal control over financial reporting (which report expresses an adverse opinion on the effectiveness of the Company's internal control over financial reporting because of a material weakness), appearing in this Annual Report on Form 10-K of New Jersey Resources Corporation for the year ended September 30, 2007.

/s/ DELOITTE & TOUCHE LLP
Parsippany, New Jersey

December 10, 2007